UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2026

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-38801	84-3976002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9850 NW 41st Street, Suite 400

Doral, FL 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

As previously announced in that Current Report on Form 8-K filed by AerSale Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 17, 2026, at the Company’s 2026 Annual Meeting of Stockholders held on June 11, 2026, stockholders holding a majority of the outstanding shares of common stock of the Company entitled to vote approved and adopted the redomestication of the Company from the State of Delaware to the State of Texas (the “Redomestication”) by means of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 28, 2026 (the “Proxy Statement”). Pursuant to the Plan of Conversion, the Company effected the Redomestication on September 25, 2026 by filing: (i) a certificate of conversion with the Secretary of State of the State of Delaware, (ii) a certificate of conversion with the Secretary of State of the State of Texas, and (iii) a certificate of formation with the Secretary of State of the State of Texas (the “Texas Charter”). The Company also adopted new bylaws (the “Texas Bylaws”) to reflect the Redomestication.

Through the adoption of the Plan of Conversion, at the effective time of the Redomestication:

●	The Company continues its existence as a Texas corporation (the “Texas Corporation”) and continues to operate its business under the current name, “AerSale Corporation”.
●	The internal affairs of the Company ceased to be governed by Delaware law and are instead governed by Texas law.
●	The Company ceased to be governed by the Delaware Amended and Restated Certificate of Incorporation, as amended, and the Delaware Amended and Restated Bylaws, as amended, and is instead governed by the provisions of the Texas Charter and the Texas Bylaws.
●	The Redomestication did not result in any change in the Company’s headquarters, business, jobs, management, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Redomestication and the cost of corporate franchise taxes).
●	Each outstanding share of the Company’s common stock, par value $0.0001 per share (“Delaware Corporation Common Stock”), automatically converted into one outstanding share of common stock, par value $0.0001 per share, of the Texas Corporation (“Texas Corporation Common Stock”) pursuant to the Plan of Conversion.
●	Each outstanding restricted stock unit, option or right to acquire shares of Delaware Corporation Common Stock continues in existence and automatically became a restricted stock unit, option or right to acquire an equal number of shares of the Texas Corporation Common Stock under the same terms and conditions.
●	Stockholders do not have appraisal or dissenters’ rights in connection with the Redomestication.
●	The Company’s common stock continues to be traded on The Nasdaq Capital Market as the Texas Corporation Common Stock under the symbol “ASLE”. The Redomestication did not cause any interruption in the trading of the Texas Corporation Common Stock.

Certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, Texas Charter, and Texas Bylaws, and the effects of the Redomestication, is set forth under “PROPOSALS TO BE VOTED ON – PROPOSAL 3: APPROVAL OF REDOMESTICATION FROM DELAWARE TO TEXAS, BY CONVERSION” of the Proxy Statement, and the description contained therein is incorporated herein by reference.

The foregoing descriptions of the Plan of Conversion, the Texas Charter and the Texas Bylaws do not purport to be complete and are subject to and qualified in their entirety by the full text of the Plan of Conversion, the Texas Charter and the Texas Bylaws, copies of which are filed hereto as Exhibit 2.1, Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

In connection with the Redomestication, a legal opinion of Snell & Wilmer L.L.P. is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Company’s Registration Statements on Form S-8 (File Nos. 333-288567, 333-274663 and 333-253424).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Plan of Conversion of AerSale Corporation
3.1	Certificate of Formation of AerSale Corporation
3.2	Bylaws of AerSale Corporation
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (continued in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: September 25, 2026	By:	/s/ Paul A. Hechenberger
	Name:	Paul A. Hechenberger
	Title:	SVP, General Counsel & Corporate Secretary